Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ORIGINATES $8 MILLION
MEZZANINE LOAN ON HYATT REGENCY PHILADELPHIA

Transaction Highlights:
t $8 Million Mezzanine Loan Secured by Interests in Philadelphia’s Only Waterfront Hotel
t Loan Originations and Purchases Reach $114 Million in the last 18 months
t Fixed rate loan at 14% increasing to 18% over five years

DALLAS — (April 18, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on an $8 million, five-year mezzanine loan on the 350-room Hyatt Regency Philadelphia at Penn’s Landing in Philadelphia, PA.

The loan bears interest at a fixed rate of 14% for the first year and increases 100 basis points each year of the term until 18% in year five. Maturing in April 2010, the loan is locked out from prepayment through December 2007. Ashford received an origination fee of 2.56%.

Financing on the Hyatt Regency Philadelphia includes a first mortgage of approximately $45 million by Credit Suisse First Boston and the $8 million mezzanine loan originated by Ashford. Ashford’s investment in the capital structure is approximately 69% to 82% loan to value. The borrower is the Keating Group, who are prominent Philadelphia developers. The hotel is managed by Hyatt.

Built in 2000, the Hyatt Regency Philadelphia at Penn’s Landing is a 350-room landmark hotel located on Philadelphia’s revitalized Delaware River waterfront. Located on the eastern edge of downtown, Philadelphia’s newest hotel has immediate access to the exciting Dock Street shopping and entertainment area. The 22-story tower features spectacular views of the Delaware River and the impressive downtown skyline. The hotel also includes 24,000 square feet of meeting space on two floors with two ballrooms, seven meeting rooms and one boardroom. Other amenities include a fitness center with glass-enclosed indoor pool, 24-hour business center, attached six-story parking garage, high-speed Internet access and Keating’s Bar and Restaurant.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “Hyatt Regency Philadelphia at Penn’s Landing is a well-known hotel, with a superb location, proven sponsorship and a strong brand. This loan demonstrates the flexibility of our lending program as we were able to offer a fixed-rate loan with locked interest rate steps tailored to the needs of the borrower. With excellent debt service coverage and improving fundamentals at the property, this loan is a strong addition to our investment portfolio.”

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Originates $8 Million Mezzanine Loan on Hyatt Regency Philadelphia

April 18, 2005

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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